As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-1489190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11682 El Camino Real, Suite 120 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full titles of the plans)

Richard Lowenthal, M.S., MSEL

President and Chief Executive Officer

ARS Pharmaceuticals, Inc.

11682 El Camino Real, Suite 120

San Diego, California 92130

(858) 771-9307

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins, Esq.

Asa M. Henin, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the registrant on Form S-8 relating to the same employee benefit plans are effective.

The registrant previously registered shares of its Common Stock for issuance under the registrant’s 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December  4, 2020 (File No. 333-251143), March 29, 2021 (File No. 333-254827), January 3, 2022 (File No.  333-261980), January 17, 2023 (File No.  333-269262), and March 21, 2024 (File No. 333-278150). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the SEC are incorporated by reference into this registration statement (other than portions of such documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC):

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

(b) the registrant’s Current Report on Form 8-K, filed with the SEC on March 5, 2025; and

(c) the description of the registrant’s common stock contained in its registration statement on Form 8-A, filed with the SEC on December 1, 2020 (File No. 001-39756), and all amendments and reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed or are otherwise not incorporated into registration statements in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 23, 2023).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 8, 2020).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to the signature page hereto.

99.1	ARS Pharmaceuticals, Inc. 2020 Equity Incentive Plan, and Forms of Option Grant Notice, Option Agreement and Notice of Exercise (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-250009), filed with the SEC on November 30, 2020).

99.2	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the ARS Pharmaceuticals, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022).

99.3	ARS Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-250009), filed with the SEC on November 30, 2020).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 20, 2025.

ARS PHARMACEUTICALS, INC.

By:	/s/ Richard Lowenthal
Richard Lowenthal, M.S., MSEL
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Lowenthal, M.S., MSEL and Kathleen Scott, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Lowenthal Richard Lowenthal, M.S., MSEL	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 20, 2025

/s/ Kathleen D. Scott Kathleen D. Scott	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2025

/s/ Pratik Shah Pratik Shah, Ph.D.	Chairman of the Board of Directors	March 20, 2025

/s/ Peter Kolchinsky Peter Kolchinsky, Ph.D.	Director	March 20, 2025

/s/ Rajeev Dadoo Rajeev Dadoo, Ph.D.	Director	March 20, 2025

/s/ Brenton L. Saunders Brenton L. Saunders	Director	March 20, 2025

/s/ Phillip Schneider Phillip Schneider	Director	March 20, 2025

/s/ Michael Kelly Michael Kelly	Director	March 20, 2025

/s/ Laura Shawver Laura Shawver, Ph.D.	Director	March 20, 2025

/s/ Peter A. Thompson Peter A. Thompson, M.D.	Director	March 20, 2025

/s/ Saqib Islam Saqib Islam, J.D.	Director	March 20, 2025